MarineMax Expands In The Northeast
~ Acquires Boston-Based Russo Marine ~

CLEARWATER, FL – (BUSINESS WIRE) – April 18, 2016 – MarineMax, Inc. (NYSE: HZO — News), the nation’s largest recreational boat and yacht retailer, today announced that it has completed the acquisition of substantially all the assets of Russo Marine (Russo).

With fiscal 2015 revenue exceeding $35 million, Russo is the largest privately-owned boat dealer in the Northeast. Russo operates three locations which serve the Massachusetts and Rhode Island coastal markets. Russo, a third-generation marine dealership, has served these important boating markets for over 75 years. The brands represented by Russo include Sea Ray, Meridian, Boston Whaler and Sailfish.

MarineMax acquired all of the assets of Russo. The shareholders of Russo, who will remain as its operators, received an initial cash payment at closing and have the ability to earn additional payments, subject to achieving certain performance metrics in the future.

William H. McGill, Jr., Chairman, President, and Chief Executive Officer of MarineMax, Inc. stated, “Russo Marine joining the MarineMax team provides us with a valuable presence in the important Boston and related coastal markets. With the addition of Russo, we further strengthen our position to serve the many boaters that migrate along the Atlantic seaboard from the Northeast to Florida. Larry Russo, Sr. is well respected in our industry and we are very proud to welcome him, his family and the Russo Marine team into MarineMax. With Russo’s similar customer-centric strategies, we firmly believe that together we will be even stronger serving boating enthusiasts in one of the most important marine markets in the country.”

Larry Russo, Sr., President of Russo Marine, stated, “The Russo family is both energized and excited to join forces with the nation’s premier marine retailer. This strategic move aligns us with the industry leader and will give us access to additional markets, products and services. For many years, our two companies have shared a common vision for operational excellence and for improving the customer’s experience. This is an exceptional opportunity for us to take the marine business to the next level in New England.”

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About MarineMax

Headquartered in Clearwater, Florida, MarineMax is the nation’s largest recreational boat and yacht retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, Meridian, Hatteras, Azimut Yachts, Ocean Alexander, Galeon, Grady-White, Harris, Crest, Scout, Sailfish, Sea Pro, Scarab Jet Boats, Aquila, and Nautique, MarineMax sells new and used recreational boats and related marine products and services as well as provides yacht brokerage and charter services. MarineMax currently has 56 retail locations in Alabama, California, Connecticut, Florida, Georgia, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Rhode Island, and Texas and operates MarineMax Vacations in Tortola, British Virgin Islands. MarineMax is a New York Stock Exchange-listed company. For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the additional payments, and our future strength in operating in the Northeast. These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the assumption the Company’s abilities to accomplish its goals and strategies, the success of the acquisition, synergies expected from the acquisition, the ease of integration of Russo Marine, anticipated revenue enhancements, fiscal 2016 earnings per diluted share contribution from the acquisition, general economic conditions and the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Michael H. McLamb Chief Financial Officer MarineMax, Inc. Abbey Heimensen Public Relations 727.531.1700	Brad Cohen — Investor Relations Integrated Corporate Relations, Inc. 203.682.8211 Susan Hartzell – Media Contact Integrated Corporate Relations, Inc. 203.682.8238

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